Exhibit 3.1

BY-LAWS
OF
BLOUNT INTERNATIONAL, INC.

ARTICLE I

Offices

SECTION 1.  Registered Office.  The registered office of Blount International, Inc. (hereinafter called the “Corporation”) in the State of Delaware shall be in Wilmington, New Castle County, or such other place as the Board of Directors of the Corporation (the “Board”) shall from time to time select.

SECTION 2.  Other Offices.  The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by applicable law, at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

SECTION 1.  Annual Meeting.  The annual meeting of the stockholders of the Corporation (the “Stockholders”) shall be held at such date and time as may be fixed by resolution of the Board.

SECTION 2.  Special Meeting.  Subject to the rights of the holders of any series of preferred stock of the Corporation (the “Preferred Stock”) with respect to special meetings of the holders thereof, special meetings of Stockholders may be called at any time only by (i) the Board or (ii) the Chairman of the Board (the “Chairman”).

SECTION 3.  Place of Meeting.  The Board may designate the place of meeting for any meeting of Stockholders.  If no designation is made by the Board, the place of meeting shall be the principal executive offices of the Corporation.  The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”) (or any successor provision thereto).

SECTION 4.  Notice of Meeting.  Unless otherwise provided by applicable law, notice, stating the place, date and time of the meeting and, in the case of special meetings, the purpose or purposes for which such special meeting is called, shall be prepared and sent by the Corporation not less than 10 days nor more than 60 days before the date of the meeting to each Stockholder of record entitled to vote at such meeting.  Such further notice shall be given as may be required by applicable law.

SECTION 5.  Quorum, Adjournment and Postponement.  (a)  Except as otherwise provided by applicable law, the Certificate of Incorporation of the Corporation (as amended from time to time, the “Certificate”) or these By-laws, the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally on the business properly brought before the meeting in accordance with these By-laws (collectively, the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of Stockholders; provided, however, that (i) in the election of directors of the Corporation, the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, represented in person or by proxy, shall constitute a quorum at a meeting of Stockholders for the purpose of such election and (ii) when specified business is to be voted on by a class of the Corporation’s capital stock or a series of the Corporation’s capital stock voting as a class, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such specified business.  The Stockholders present at a duly organized meeting may continue to transact any business for which a quorum existed at the commencement of such meeting until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

(b)  The Chairman or the holders of a majority of the voting power of the outstanding shares of Voting Stock represented at a meeting of Stockholders may adjourn the meeting from time to time, whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, the Chairman or the holders of a majority of the voting power of the outstanding shares of such class or series so represented may adjourn the meeting with respect to such specified business).  No notice of the place, date or time of an adjourned meeting need be given except as required by applicable law.

(c)  Any previously scheduled meeting of Stockholders may be postponed, and any previously scheduled special meeting of Stockholders may be canceled, by the Board upon public notice given prior to the time previously scheduled for such meeting of Stockholders.

SECTION 6.  Proxies.  At all meetings of Stockholders, a Stockholder may vote by proxy as may be permitted by applicable law; provided, however, that no proxy shall be voted after three years from its date, unless the proxy provides for a longer period.  Any proxy to be used at a meeting of Stockholders must be delivered to the Secretary of the Corporation (the “Secretary”) or his or her representative at the principal executive offices of the Corporation at or before the time of the meeting.

SECTION 7.  Notice of Stockholder Business and Nominations.  (a)  Annual Meetings of Stockholders.  (i)  Nominations of persons for election to the Board and the proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders (A) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 4 of this Article II, (B) by or at the direction of the Chairman or (C) by any Stockholder who is entitled to vote at the meeting on the election of directors or such business (as applicable), who complies with the notice procedures set forth in Sections 7(a)(ii) and 7(a)(iii) and who is a Stockholder of record at the time such notice is delivered to the Secretary.

(ii)  For nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to Section 7(a)(i)(C), the Stockholder must give timely notice thereof in proper written form to the Secretary and, in the case of business other than nominations, such other business must otherwise be a proper matter for Stockholder action.  To be timely, a Stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation (A) in the event that the Stockholder seeks to require the Corporation to include information regarding the Stockholder’s nomination or proposal in the Corporation’s proxy statement pursuant to any applicable provision under the Securities Exchange Act of 1934 (as amended from time to time, the “Exchange Act”), under which there is a required notice period or a notice period established as a default when no such period is stated in a corporation’s constituent documents, during such required or default notice period, as the case may be, or (B) in all other events, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 90 days, from such anniversary date, notice by the Stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting and the 10th day following the day on which the Public Announcement (as defined below) of the date of such meeting is first made by the Corporation.  In no event shall the Public Announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a Stockholder’s notice as described in this Section 7(a)(ii).  In order to be in proper written form, such Stockholder’s notice must include the following information and/or documents, as applicable, (A) the name and address of the Stockholder giving the notice, as they appear on the Corporation’s books, and of the Beneficial Owner (as defined below) of stock of the Corporation, if any, on whose behalf such nomination or proposal of other business is made; (B) representations that, as of the date of delivery of such notice, such Stockholder is a holder of record of stock of the Corporation and is entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose and vote for such nomination or such other business; (C) as to each person whom the Stockholder proposes to nominate for election or reelection as a director (a “Stockholder Nominee”), if any, (1) all information relating to such Stockholder Nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and Rule 14a-11 thereunder (or any successor provisions thereto), including such Stockholder Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and to being named in the Corporation’s proxy statement and form of proxy if required by applicable law or, otherwise, if the Corporation so determines and (2) such other information as may be reasonably requested by the Corporation, including a completed questionnaire duly executed by such Stockholder Nominee, as required under Section 2 of Article III; (D) as to any other business that the Stockholder proposes to bring before the meeting, (1) a brief description of such business, (2) the text of the proposal (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-laws, the text of the proposed amendment) and (3) the reasons for conducting such business at the meeting; and (E) in all cases (1) the name of each individual, firm, corporation, limited liability company, partnership, trust or other entity (including any successor thereto, a “Person”) with whom the Stockholder, any Beneficial Owner, any Stockholder Nominee and their respective affiliates and associates (as defined under Regulation 12B under the Exchange Act or any successor provision thereto) (each of the foregoing, a “Stockholder Group Member”) and each other Person with whom any Stockholder Group Member either is acting in concert with respect to the Corporation or has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such Person in response to a public proxy solicitation made generally by such Person to all holders of common stock of the Corporation) or disposing of any capital stock of the Corporation or to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses) (each Person described in this clause (1), including each Stockholder Group Member, a “Covered Person”), and a description of each such agreement, arrangement or understanding (whether written or oral), (2) a list of the class and number of shares of capital stock of the Corporation that are Beneficially Owned (as defined below) or owned of record by each Covered Person, together with documentary evidence of such record or Beneficial Ownership (as defined below), (3) a list of (A) all of the derivative securities (as defined under Rule 16a-1 under the Exchange Act or any successor provision thereto) and other derivatives or similar agreements or arrangements with an exercise or conversion privilege or a periodic or settlement payment or payments or mechanism at a price or in an amount or amounts related to any security of the Corporation or with a value derived or calculated in whole or in part from the value of the Corporation or any security of the Corporation, in each case, directly or indirectly owned of record or Beneficially Owned by any Covered Person and (B) each other direct or indirect opportunity of any Covered Person to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, in each case, regardless of whether (x) such interest conveys any voting rights in such security to such Covered Person, (y) such interest is required to be, or is capable of being, settled through delivery of such security or (z) such Person may have entered into other transactions that hedge the economic effect of such interest (any such interest described in this clause (3) being a “Derivative Interest”), (4) a description of each agreement, arrangement or understanding (whether written or oral) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any Person voting together with, any Covered Person with respect to any capital stock of the Corporation, Stockholder Nominee or other proposal (“Voting Arrangements”), (5) details of all other material interests of each Covered Person in such nomination or proposal or capital stock of the Corporation (including any rights to dividends or performance related fees based on any increase or decrease in the value of such capital stock or Derivative Interests) (collectively, “Other Interests”), (6) a description of all economic terms of all such Derivative Interests, Voting Arrangements and Other Interests and copies of all agreements and other documents (including, but not limited to, master agreements, confirmations and all ancillary documents and the names and details of the counterparties to, and brokers involved in, all such transactions) relating to each such Derivative Interest, Voting Arrangement and Other Interests, (7) a list of all transactions by each Covered Person involving any shares of capital stock of the Corporation or any Derivative Interests, Voting Arrangements or Other Interests within six months prior to the date of the notice and (8) a representation whether any Covered Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect any Stockholder Nominee or approve such proposal and/or otherwise to solicit or participate in the solicitation of proxies from Stockholders in support of such nomination or proposal.  Without limiting the generality of the foregoing, a notice delivered by or on behalf of any Stockholder under this Section 7(a) shall be deemed to be not in compliance with this Section 7(a) and not be effective if (x) such notice does not include all of the information, documents and representations required under this Section 7(a) or (y) after delivery of such notice, any information or document required to be included in such notice changes or is amended, modified or supplemented, as applicable, prior to the date of the relevant meeting and such information and/or document is not delivered to the Corporation by way of a further written notice as promptly as practicable following the event causing such change in information or amendment, modification or supplement, as applicable, and in any case where such event occurs within 45 days of the date of the relevant meeting, within five business days after such event; provided, however, that the Board shall have the authority to waive any such noncompliance if the Board determines that such action is appropriate in the exercise of its fiduciary duties.

(iii)  Notwithstanding the second sentence of Section 7(a)(ii), in the event that the number of directors to be elected to the Board is increased effective at the next annual meeting and there is no Public Announcement specifying the size of the increased Board made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder’s notice required by this Section 7(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the 10th day following the day on which such Public Announcement is first made by the Corporation and such notice otherwise complies with the requirements of this Section 7(a).

(b)  Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 4 of this Article II or (ii) by or at the direction of the Chairman.  At a special meeting of Stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting, nominations of persons for election to the Board may be made (A) by or at the direction of the Board or (B) by any Stockholder who is entitled to vote at the meeting on the election of directors, who complies with the notice procedures set forth in this Section 7(b) and who is a Stockholder of record at the time such notice is delivered to the Secretary.  In the event the Corporation calls a special meeting of Stockholders for the purpose of electing directors to the Board, any Stockholder may nominate such number of persons for election to such position(s) as are specified in the Corporation’s notice of meeting, if the Stockholder’s notice, containing all of the information, documents and representations required under Section 7(a)(ii), is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the later of the 90th day prior to such special meeting and the 10th day following the day on which Public Announcement of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting is first made by the Corporation.  A notice delivered by or on behalf of any Stockholder under this Section 7(b) shall be deemed to be not in compliance with this Section 7(b) and not be effective if (x) such notice does not include all of the information, documents and representations required under this Section 7(b) or (y) after delivery of such notice, any information or document required to be included in such notice changes or is amended, modified or supplemented, as applicable, prior to the date of the relevant meeting and such information and/or document is not delivered to the Corporation by way of a further written notice as promptly as practicable following the event causing such change in information or amendment, modification or supplement, as applicable, and in any case where such event occurs within 45 days of the date of the relevant meeting, within five business days after such event; provided, however, that the Board shall have the authority to waive any such noncompliance if the Board determines that such action is appropriate in the exercise of its fiduciary duties.  In no event shall the Public Announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a Stockholder’s notice as described above.

(c)  General.  (i)  Only persons who are nominated in accordance with the procedures and other requirements set forth in Section 7(a) or 7(b) of this Article II, as applicable, shall be eligible to be elected as directors at a meeting of Stockholders and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7.  The Board may adopt by resolution such rules and regulations for the conduct of meetings of Stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board or these By-laws and except as otherwise provided by applicable law, the Chairman shall have the right and authority to convene and adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the Chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board or prescribed by the Chairman, may include the following: (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to Stockholders of record, their duly authorized proxies and such other persons as the Board or the Chairman shall determine, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof and (v) limitations on the time allotted to questions or comments by participants.  Except as otherwise provided by applicable law, the Certificate or these By-laws, the Board or the Chairman shall, if the facts warrant, determine and declare to the meeting that any business (including a nomination for election as a director) was not properly brought before the meeting (including, but not limited to, whether such business proposed to be brought before the meeting was made in accordance with the procedures and other requirements set forth in these By-laws (including this Section 7)) and if the Board or the Chairman should so determine, shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted or considered.  Notwithstanding the foregoing provisions of this Section 7, unless otherwise required by applicable law, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders to present and vote for a nomination and any such other proposed business previously put forward by or on behalf of such Stockholder or, immediately prior to the commencement of such meeting, such Stockholder does not provide a written certification to the Corporation on and as of the date of the applicable meeting that such Stockholder and each Covered Person, if any, is then in compliance with this Section 7, then such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such nomination or business may have been received by the Corporation.

(ii)  For purposes of these By-laws, “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or any document delivered to all Stockholders (including any quarterly income statement).

(iii)  A Person shall be deemed the “Beneficial Owner” of, shall be deemed to “Beneficially Own” and shall be deemed to have “Beneficial Ownership” of, any capital stock of the Corporation (i) that such Person or any of such Person’s Affiliates or Associates (as defined under Regulation 12B under the Exchange Act or any successor provision thereto) is deemed to “beneficially own” within the meaning of Section 13(d) of, and Regulation 13D under, the Exchange Act or any successor provisions thereto, or (ii) that is the subject of, or the reference security for or that underlies any Derivative Interest of such Person or any of such Person’s Affiliates or Associates (as defined under Regulation 12B under the Exchange Act or any successor provision thereto), with the number of shares of capital stock of the Corporation deemed Beneficially Owned being the notional or other number of shares of capital stock of the Corporation specified in the documentation evidencing the Derivative Interest as being subject to be acquired upon the exercise or settlement of the Derivative Interest or as the basis upon which the value or settlement amount of such Derivative Interest is to be calculated in whole or in part or, if no such number of shares of capital stock of the Corporation is specified in such documentation, as determined by the Board in good faith to be the number of shares of capital stock of the Corporation to which the Derivative Interest relates.  When two or more Persons act as a partnership, limited partnership, syndicate or other group, or otherwise act in concert, in each case, for the purpose of acquiring, holding or disposing of securities of the Corporation or for the purpose of proposing one or more Stockholder Nominees, putting forward any other proposal for consideration or voting together on any matter presented at a Stockholder meeting, such syndicate or group shall be deemed a “Person” for the purpose of this Section 7.  In addition, any Person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any contract, arrangement, or device with the purpose or effect of divesting such Person of Beneficial Ownership of any capital stock of the Corporation or preventing the vesting of such Beneficial Ownership as part of a plan or scheme to evade the reporting requirements of this Section 7 shall be deemed for the purposes of these By-laws to be the Beneficial Owner of such capital stock of the Corporation.

(iv)  Notwithstanding the foregoing provisions of these By-laws, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 7; provided, however, that any references in these By-laws to the Exchange Act or the rules or regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these By-laws (including Sections 7(a)(i)(c) and 7(b) of this Article II), and compliance with Sections 7(a)(i)(c) and 7(b) of this Article II shall be the exclusive means for a Stockholder to make nominations or submit other business.

SECTION 8.  Procedure for Election of Directors; Voting.  (a)  The election of directors submitted to Stockholders at any meeting shall be decided by a plurality of the votes cast thereon.  Except as otherwise provided by applicable law, rule or regulation, the Certificate or these By-laws, all matters other than the election of directors submitted to Stockholders at any meeting shall be decided by the affirmative vote of a majority of the voting power of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and voting thereon, and where a separate vote by class is required, a majority of the voting power of the shares of that class present in person or represented by proxy at the meeting and voting thereon.

(b)  The vote on any matter, including the election of directors, need not be by written ballot.  Any written ballot shall be signed by the Stockholder voting, or by such Stockholder’s proxy, and shall state the number of shares voted.

SECTION 9.  Inspectors of Elections; Opening and Closing the Polls.

(a)  To the extent required by applicable law, the Board by resolution or the Chairman shall appoint one or more inspectors, which inspector or inspectors may not be directors, officers or employees of the Corporation, to act at the meeting and make a written report thereof.  One or more persons may be designated as alternate inspectors to replace any inspector who fails to act.  Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall have the duties prescribed by the DGCL.

(b)  The Chairman shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at the meeting.

ARTICLE III

Board of Directors

SECTION 1.  General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by applicable law or by the Certificate.  If any such provision is made in the Certificate, the powers and duties imposed upon the Board by applicable law shall be exercised or performed to such extent and by such person or persons as shall be provided in the Certificate.

SECTION 2.  Number, Qualification and Election.  (a)  Except as may be fixed pursuant to Article Fourth of the Certificate relating to the rights of the holders of any series of Preferred Stock, the number of the directors of the Corporation shall be fixed from time to time by the Board and shall initially be eight.

(b)  Each director of the Corporation and nominee for election as a director of the Corporation must, as a qualification to serve as a director, deliver to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualifications of such person (which questionnaire shall be provided by the Secretary upon written request and approved from time to time by the Board or the Board’s nomination and corporate governance committee).

SECTION 3.  Notification of Nominations.  Subject to the rights of the holders of any series of Preferred Stock, nominations for the election of directors may be made by (a) the Board or (b) any Stockholder entitled to vote on the election of directors in accordance with Article II.

SECTION 4.  Quorum and Manner of Acting.  Except as otherwise provided by applicable law, the Certificate or these By-laws, (i) a majority of the Whole Board (as defined below) shall constitute a quorum for the transaction of business at any meeting of the Board and (ii) the vote of a majority of the directors present at any meeting at which a quorum is present and voting on the relevant matter shall be the act of the Board.  The Chairman may adjourn the meeting to another time and place whether or not a quorum is present.  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.  The term “Whole Board” shall mean the total number of authorized directors, whether or not there exist any vacancies or unfilled previously authorized directorships.

SECTION 5.  Place of Meeting.  The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

SECTION 6.  Special Meetings.  Special meetings of the Board shall be held whenever called by the Chairman or the Chief Executive Officer (the “Chief Executive Officer”) of the Corporation or a majority of the Whole Board.

SECTION 7.  Notice of Meetings.  Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given.  Notice of each special meeting of the Board shall be given by overnight delivery service or mailed to each director, in either case addressed to such director at such director’s residence or usual place of business, at least one day before the day on which the meeting is to be held or shall be sent to such director by telecopy, facsimile, e-mail or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who, either before or after the meeting, submits a signed waiver of such notice or who attends such meeting without protesting, prior to or at its commencement, the lack of notice to such director.  Every such notice shall state the time and place but need not state the purpose of the meeting.

SECTION 8.  Rules and Regulations.  The Board may adopt such rules and regulations not inconsistent with applicable law, the Certificate or these By-laws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.

SECTION 9.  Participation in Meeting by Means of Communications Equipment.  Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or as otherwise permitted by applicable law, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 10.  Action Without Meeting.  Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee, as the case may be, consent thereto in writing, by electronic transmission or transmissions, or as otherwise permitted by applicable law and, if required by applicable law, the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or of such committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 11.  Resignations.  Any director of the Corporation may resign at any time by giving written notice to the Board, the Chairman, the Chief Executive Officer or the Secretary.  Such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 12.  Vacancies.  Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board resulting from death, resignation, removal or other cause shall only be filled by the Board, and not by the Stockholders, by the affirmative vote of a majority of the remaining directors then in office or by a sole remaining director, even though less than a quorum of the Board, and newly created directorships resulting from any increase in the number of directors shall only be filled by the Board in the manner described above.  Any director elected in accordance with the preceding sentence of this Section 12 shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified.

SECTION 13.  Establishment of Committees of the Board of Directors.  The Board may from time to time by resolution create committees of directors with such functions, duties and powers as the Board shall by resolution prescribe.  A majority of all the members of any such committee may determine its actions and rules or procedures, and fix the time, place and manner of its meetings, unless these By-laws or the Board shall otherwise provide.  The Board shall have power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

ARTICLE IV

Officers

SECTION 1.  Number; Term of Office; Salary.  The officers of the Corporation shall be elected by the Board and shall consist of:  a Chairman, a Chief Executive Officer, one or more Vice Presidents (including Assistant, Executive and Senior Vice Presidents) and a Secretary and such other officers or agents with such titles and such duties as the Board may from time to time determine, each to have such authority, functions and duties as provided in these By-laws or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person’s successor shall have been chosen and qualified, or until such person’s death or resignation, or until such person’s removal in the manner hereinafter provided.  One person may hold the offices and perform the duties of any two or more of said officers.  The Board may require any officer or agent to give security for the faithful performance of such person’s duties.

SECTION 2.  Removal.  Any officer may be removed, either with or without cause, by the Board at any meeting thereof called for such purpose or, except in the case of the Chairman or the Chief Executive Officer, by any superior officer upon whom such power may be conferred by the Board.

SECTION 3.  Resignation.  Any officer may resign at any time by giving notice to the Board, the Chairman, the Chief Executive Officer or the Secretary.  Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.  Chairman of the Board.  The Chairman shall have supervisory responsibility over officers operating and discharging their responsibilities as shall be determined by the Board with the assistance of the officers of the Corporation reporting directly to the Chairman.

SECTION 5.  Chief Executive Officer.  The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, subject to control of the Board, and shall report directly to the Board.  The Chief Executive Officer shall, if present and in the absence of the Chairman, preside at meetings of Stockholders and of the Board.

SECTION 6.  Vice-Presidents.  Any Vice-President shall have such powers and duties as shall be prescribed by his superior officer or the Board.  A Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or as the Board may from time to time determine.

SECTION 7.  Secretary.  It shall be the duty of the Secretary to act as secretary at all meetings of the Board, of the committees of the Board and of the Stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; the Secretary shall see that all notices required to be given by the Corporation are duly given and served; the Secretary shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws; the Secretary shall have charge of the books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and in general shall perform all of the duties incident to the office of Secretary.  The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or as the Board may from time to time determine.

ARTICLE V

Capital Stock

SECTION 1.  Certificates for Shares.  (a)  The shares of capital stock of the Corporation may be represented by certificates or may be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such capital stock, or a combination of both.  To the extent that shares of capital stock are represented by certificates, such certificates, whenever authorized by the Board, shall be in such form as shall be approved by the Board.  The certificates representing shares of capital stock of each class shall be signed by, or in the name of the Corporation by, the Chairman, the Chief Executive Officer or a Vice-President, and by the Secretary.  Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar.  Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

(b)  The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.

SECTION 2.  Transfer of Shares.  Transfers of shares of capital stock of each class of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.  The person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

SECTION 3.  Registered Stockholders and Addresses of Stockholders.  (a)  The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of capital stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of capital stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of capital stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

(b)  Each Stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be given to such person, and, if any Stockholder fails to designate such address, corporate notices may be given to such person by mail directed to such person at such person’s post office address, if any, as the same appears on the stock record books of the Corporation or at such person’s last known post office address or as otherwise provided by applicable law.

SECTION 4.  Lost, Stolen, Destroyed and Mutilated Certificates.  The holder of any certificate representing any shares of capital stock of the Corporation shall notify the Corporation of any loss, theft, destruction or mutilation of such certificate; the Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board, or a committee designated thereby, or the transfer agents and registrars for the capital stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation an indemnity or a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 5.  Regulations.  The Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of capital stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, stolen, destroyed or mutilated.

SECTION 6.  Fixing Date for Determination of Stockholders of Record.  In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date.  A determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

SECTION 7.  Transfer Agents and Registrars.  The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

ARTICLE VI

Indemnification

SECTION 1.  Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.  Subject to Section 3 of this Article VI, the Corporation shall, to the fullest extent permitted by the DGCL and applicable Delaware law as in effect at any time, indemnify any person (an “Indemnified Person”) who was or is a party (including as a witness) or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee, benefit plan or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Person in connection with such action, suit or proceeding if such Indemnified Person acted in good faith and in a manner such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Indemnified Person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea or nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Indemnified Person’s conduct was unlawful.

SECTION 2.  Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.  Subject to Section 3 of this Article VI, the Corporation shall indemnify any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor against all expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnified Person in connection with the defense or settlement of such action or suit if such Indemnified Person acted in good faith and in a manner such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such Indemnified Person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery in the State of Delaware (the “Court of Chancery”) or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Indemnified Person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 3.  Indemnification Procedures.  In furtherance, but not in limitation, of the foregoing provisions of this Article VI, the following procedures, presumptions and remedies shall apply with respect to the right to indemnification under this Article VI:

 (a) To obtain indemnification under this Article VI, an Indemnified Person shall submit to the Secretary a written request, including such documentation and information as is reasonably available to the Indemnified Person and reasonably necessary to determine whether and to what extent the Indemnified Person is entitled to indemnification (the “Supporting Documentation”).  The determination of the Indemnified Person’s entitlement to indemnification shall be made reasonably promptly following the later of (A) the receipt by the Corporation of the written request for indemnification together with the Supporting Documentation and (B) the receipt by the Corporation of written notice of final disposition of the action, suit or proceeding in respect of which indemnification is sought.  The Secretary shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnified Person has requested indemnification.

(b) Any indemnification under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI, as the case may be. The Indemnified Person’s entitlement to indemnification under this Article VI shall be determined in one of the following ways:  (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the Stockholders.

(c) If a determination shall have been made pursuant to Section 3(b) of this Article VI, that the Indemnified Person is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification reasonably promptly after such determination has been made and shall be conclusively bound by such determination unless such indemnification is prohibited by applicable law.

(d) In the event that the Indemnified Person seeks a judicial adjudication of his or her rights under, or to recover damages for breach of, this Article VI, such Indemnified Person shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by such Indemnified Person in connection with such judicial adjudication if such Indemnified Person prevails in such judicial adjudication.

SECTION 4.  Good Faith Defined.  For purposes of any determination under Section 3 of this Article VI, an Indemnified Person shall be deemed to have acted in good faith and in a manner such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such Indemnified Person’s conduct was unlawful, if such Indemnified Person’s action is based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to such Indemnified Person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise.  The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which such Indemnified Person is or was serving at the request of the Corporation as a director, officer, employee, partner, member or agent.  The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which an Indemnified Person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VI, as the case may be.

SECTION 5.  Expenses Payable in Advance.  Expenses, including without limitation attorney’s fees, incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall, subject to the last sentence of this Section 5, be advanced to such Indemnified Person by the Corporation reasonably promptly after the receipt by the Corporation of a statement or statements from such Indemnified Person requesting such advance or advances from time to time, whether prior to or after final disposition of such action, suit or proceeding.  Such statement or statements shall reasonably evidence the expenses incurred by such Indemnified Person and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of such Indemnified Person to repay the amounts advanced if ultimately it should be determined that such Indemnified Person is not entitled to be indemnified against such expenses pursuant to this Article VI.  Notwithstanding the foregoing provisions of this Section 5, the Board may provide that such expenses incurred by an Indemnified Person may be so paid subject to such terms and conditions as it deems appropriate.

SECTION 6.  Nonexclusivity of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate, any agreement, vote of Stockholders or disinterested directors or otherwise, both as to action in such Indemnified Person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of any Indemnified Person shall be made to the fullest extent permitted by applicable law.  The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article VI but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL or otherwise.

SECTION 7.  Insurance, Contracts and Funding.  The Corporation may purchase and maintain insurance on behalf of any person who is or was an Indemnified Person against any liability asserted against such Indemnified Person and incurred by such Indemnified Person in any such capacity, or arising out of such Indemnified Person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such Indemnified Person against such liability under the provisions of this Article VI. The Corporation may enter into contracts with any Indemnified Person in furtherance of the provisions of this Article VI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VI.

SECTION 8.  Certain Definitions.  For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.  For purposes  of this Article VI, references to “fines” shall include any excise taxes assessed on an Indemnified Person with respect of any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and an Indemnified Person who acted in good faith and in a manner such Indemnified Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

SECTION 9.  Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to an Indemnified Person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such an Indemnified Person and shall be applicable to any action, suit or proceeding commenced or continuing after the adoption of this Article VI, whether arising from acts or omissions occurring before or after such adoption.

SECTION 10.  Limitation on Indemnification.  Notwithstanding anything contained in this Article VI to the contrary, except for proceedings to enforce rights to indemnification pursuant to Section 3(d) of this Article VI, the Corporation shall not be obligated to indemnify any Indemnified Person in connection with a proceeding (or part thereof) initiated by such Indemnified Person unless such proceeding (or part thereof) has been approved by a majority vote of the directors who are not parties to such proceeding.

SECTION 11.  Contract Rights.  The obligations of the Corporation under this Article VI to indemnify a person who is or was an Indemnified Person, including the duty to advance expenses, shall be considered a contract between the Corporation and such person, and no modification or repeal of any provision of this Article VI shall affect, to the detriment of such person, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

SECTION 12.  Severability.  If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (i) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, all portions of any Section of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any Section of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed, to the fullest extent possible, so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VII

Miscellaneous

SECTION 1.  Seal.  The Board shall provide a suitable corporate seal, which shall bear, but not be limited to, the full name of the Corporation and shall be in the charge of the Secretary.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

SECTION 2.  Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution by the Board and if not so fixed by the Board the fiscal year shall be the calendar year.

SECTION 3.  Waiver of Notice.  Whenever any notice whatsoever is required to be given by these By-laws, by the Certificate or by applicable law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing or as otherwise permitted by applicable law, which shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

SECTION 4.  Exclusive Forum.  The Court of Chancery shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Certificate or these By-laws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

SECTION 5.  Amendments.  These By-Laws may be altered, amended or repealed, in whole or in part, and new By-laws may be adopted by the affirmative vote of not less than a majority of the Whole Board at any meeting of the Board.

SECTION 6.  Subject to Law and Certificate of Incorporation.  All powers, duties and responsibilities provided for in these By-laws, whether or not explicitly so qualified, are qualified by the provisions of the Certificate and applicable law.

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